UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2010

EMTEC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Diamond Road
Springfield, New Jersey 07081
(Address of principal executive offices)

(973) 376-4242
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2010, Emtec, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with DARR Westwood LLC (the “Investor”), pursuant to which, among other things, (a) the Investor agreed (i) to certain transfer restrictions on shares of Common Stock owned by the Investor, which are described below, and (ii) to transfer to the Company for cancellation the existing warrant owned by the Investor to purchase 8% of the outstanding Common Stock on a fully diluted basis, and (b) the Company issued to the Investor a warrant (the “Warrant”) to purchase up to an aggregate of 1,401,733  shares of common stock, par value $.01 per share, of the Company (“Common Stock”) at an exercise price of $2.11 per share. The Investor’s sole member is Dinesh R. Desai, the Company’s Chairman, Chief Executive Officer and President.

Under the terms of the Letter Agreement, the Investor is prohibited during the specified restricted period from transferring or publicly announcing any intention to transfer, in either case without the unanimous approval of the disinterested members of the Company’s board of directors, (a) all or any portion of the Warrant or the Investor’s rights under the Warrant or (b) any shares of Common Stock currently or in the future owned by the Investor. However, this prohibition does not apply to any transfer of shares of Common Stock pursuant to which both (x) the transferee is an independent third party and (y) the price paid by the transferee is equal to or greater than $5.00 per share in cash. The restricted period specified in the Letter Agreement commenced on August 2, 2010 and terminates on the earlier to occur of (a) August 2, 2015 and (b) the date on which both (i) the average of the daily volume weighted average price per share of Common Stock over the immediately preceding 45 trading days that at least one share of Common Stock was traded is $5.00 or more, and (ii) the average daily trading volume of shares of Common Stock over the 45 consecutive trading days (regardless of whether any shares of Common Stock were traded on any such trading day) immediately preceding such date is 10,000 or more.

The Letter Agreement also requires that if the Company causes its Common Stock to become listed on a national securities exchange, the Company will also list and maintain the listing of the shares of Common Stock underlying the Warrant on such national securities exchange. In addition, subject to certain conditions, the Company is required under the Letter Agreement to provide prior notice to the Investor if, at any time before the Warrant has been exercised in full, the Company effects certain specified corporate actions, including selecting a record date for dividends or distributions or effecting a reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up involving the Company.

The Warrant entitles the Investor to purchase 1,401,733  shares of Common Stock at $2.11 per share and expires on August 2, 2015. The Warrant also contains provisions for cashless exercise and weighted average anti-dilution protection for subsequent issuances or deemed issuances of Common Stock by the Company for consideration per share less than the per share exercise price of the Warrant in effect immediately prior to such issuance or deemed issuance.

The foregoing summary of the Letter Agreement and the Warrant is qualified in its entirety by reference to the text of the Letter Agreement and the Warrant, copies of which are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

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The securities issued pursuant to the Letter Agreement, as described in Item 1.01 of this Current Report on Form 8-K, were sold only to an “accredited investor,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), were not registered under the  Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities law, which exempt transactions by an issuer not involving any public offering. The securities were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was restricted under the terms of the Letter Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Letter Agreement dated August 2, 2010, between Emtec, Inc. and DARR Westwood LLC
10.2	Common Stock Purchase Warrant dated August 2, 2010, issued by Emtec, Inc. to DARR Westwood LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2010
EMTEC, INC.

By:	/s/ Gregory P. Chandler
Name: Gregory P. Chandler Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement dated August 2, 2010, between Emtec, Inc. and DARR Westwood LLC
10.2	Common Stock Purchase Warrant dated August 2, 2010, issued by Emtec, Inc. to DARR Westwood LLC

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